Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2020 Second Quarter Results

SCOTTSDALE, ARIZ. - May 7, 2020 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2020 second quarter ended March 31, 2020.

•New student starts increased 6.6% for the second quarter as compared to the prior year quarter excluding Norwood, MA campus.
•Second quarter revenue of $82.7 million grew 1.2% versus the prior year quarter.
•Second quarter net income of $10.1 million improved $15.4 million versus the prior year quarter, while Adjusted EBITDA of $3.1 million in the second quarter increased $2.3 million versus the prior year quarter.
•Campuses beginning to resume hands-on, in-person labs where allowed.

“As UTI manages through the repercussions of the COVID-19 outbreak, the well-being of our students, employees and campus communities is our top priority, and we are focused on supporting students as they continue to train at UTI and prepare for their future careers,” said Jerome Grant, UTI's Chief Executive Officer. “Despite the challenges, we made progress in growth and improvement initiatives in the second quarter and delivered increases in key student and financial metrics.

“In response to COVID-19, we launched our online curriculum with instructor-led training and lab demonstration videos as well as virtual classroom reviews and office hours. Over 8,000 of our students have made the transition with us so far and are continuing their education in this virtual format.

“In addition, we are starting to resume in-person, hands-on lab training that complements our new online courses and have modified our labs, teaching methods and class schedules to align with CDC social distancing and safety guidelines. To date, two campuses are offering in-person labs, with more to come.

“Our strength in innovation helped us quickly build this new blended learning approach and students are responding well. We have revised our marketing and admissions strategies and are encouraged by the accelerated pace of our interactions with potential students, particularly as we head into the fourth quarter, where we realize over half of our fiscal year new student starts.

“UTI has repeatedly demonstrated its ability to adapt to changing financial and regulatory landscapes. As we continue to support our students and team through this uncertain time, we are focused on safety, delivering quality education and strong student outcomes, on student retention, and on cost efficiencies. With our blended learning platform and solid financial foundation, we remain confident in our ability to attract and train the technicians industry needs,” Grant said.

COVID-19 Business Update

“During these unprecedented times, we are proud of our team who worked relentlessly to commence a new online learning platform in record time,” said UTI Chief Financial Officer Troy Anderson. “Our second quarter results show continued momentum, but we did begin to see impacts from COVID-19 in the latter part of March. As a result, we have heightened our focus on reducing costs and preserving cash to minimize the impacts on profitability and cash flow associated with the COVID-19 disruption. We are closely monitoring the return timing for students on leave of absence (LOA), our overall number of LOAs and other enrollment trends as we plan for multiple scenarios to safely re-open campuses for hands on, in-person labs. We remain well capitalized and have demonstrated agile and innovative responses during these challenging times, which give us confidence as we look forward.”

Over 11,000 students are currently enrolled at UTI with approximately 8,300 students continuing to progress through the online curriculum. Approximately 500 students started in April 2020. Of the remaining enrolled students, approximately 600 students are on LOA and have only their hands-on, in-person labs remaining to complete the program, and another approximately 2,500 students are also on LOA, most of whom currently have expected return dates in May or June of 2020.

Full year fiscal 2020 enrollments are currently pacing modestly ahead of fiscal year 2019. In-person, on-campus modified format labs were re-initiated in Dallas, TX and Houston, TX effective May 4, 2020, and are scheduled to begin in Avondale, AZ, Phoenix, AZ, Long Beach, CA and Mooresville, NC the week of May 11, 2020. UTI continues to advance plans to welcome students back to remaining campuses.

In the fiscal third quarter of 2020, UTI expects to receive a total of approximately $33 million in grant funds from the CARES Act: Higher Education Emergency Relief Fund (HEERF). Per the Department of Education’s guidelines, at least 50% of these funds will be used to grant emergency financial aid to students impacted by COVID-19, supporting their efforts to stay in school and continue their training toward graduation and future careers. UTI is finalizing the implementation of its student emergency grant program and expects to be issuing funds to students imminently. The company intends to use a portion of the HEERF funds to offset costs that have arisen as a result of the COVID-19 crisis due to the operations and infrastructure investments needed to support students’ education and curriculum needs during this time. These could include costs associated with the initial development and delivery of UTI’s online educational programs, as well as the transition back to on-campus, in-person lab instruction when authorities deem it safe to do so.

Financial Results for the Three-Month Period Ended March 31, 2020 Compared to 2019

•New student starts were up 6.6%, excluding the Norwood, MA campus.
•Revenues increased 1.2% to $82.7 million compared to $81.7 million, primarily driven by higher revenue per student of 4.4%, partially offset by a 3.1% decrease in the average student population due to student leaves of absence.
•Operating expenses decreased by 4.7% to $83.2 million, compared to $87.3 million, primarily due to lower costs related to compensation and benefits as a result of reduced headcount and benefit plan savings.
•Operating loss was $0.5 million, compared to an operating loss of $5.6 million.
•Net income was $10.1 million, compared to net loss of $5.3 million, and includes a $10.8 million income tax benefit resulting from application of revised net operating loss carryback regulations. Basic and diluted earnings per share (EPS) were $0.18.
•Adjusted operating income(1) was $0.5 million, compared to a loss of $4.2 million.
•Adjusted EBITDA(1) was $3.1 million, compared to adjusted EBITDA of $0.8 million.

Balance Sheet and Liquidity

At March 31, 2020, UTI’s total available liquidity was $118.1 million consisting of $76.6 million of cash and cash equivalents and $41.5 million of short-term, held-to-maturity securities. This includes the benefit of the $49.5 million of net proceeds raised in February 2020 through an equity offering which was focused on supporting the Company’s longer-term strategy of growth, diversification and scale. The company had no debt as of the end of the fiscal second quarter and is not currently contemplating participation in any Federal stimulus loan programs.

Financial Results for the Six-Month Period Ended March 31, 2020 Compared to 2019

•New student starts, excluding the Norwood, MA campus, were up 7.1%.
•Revenues increased 3.1% to $170.0 million compared to $164.8 million, primarily driven by higher revenue per student of 2.9%.
•Operating expenses decreased by 6.4% to $166.2 million, compared to $177.6 million, primarily due to lower costs related to compensation and benefits as a result of reduced headcount and benefit plan savings. Additionally, the first six months of 2020 included $1.5 million of severance cost related to the CEO transition, while the first six months of 2019 included a $4.0 million consultant termination fee expense.
•Operating income was $3.8 million, compared to operating loss of $12.8 million
•Net income was $14.8 million, compared to net loss of $13.0 million, and includes a $10.7 million income tax benefit resulting from application of revised net operating loss carryback regulations. Basic and diluted earnings per share (EPS) were $0.25.
•Adjusted operating income(1) was $7.0 million, compared to a loss of $7.2 million.
•Adjusted EBITDA(1) was $13.1 million, compared to adjusted EBITDA of $2.1 million.

•Operating cash flow was $10.9 million, compared to operating cash flow of $2.8 million.
•Adjusted free cash flow(1) was $6.7 million, compared to adjusted free cash flow of $3.0 million.

(1) See “Use of Non-GAAP Financial Information”

Student Metrics

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Total starts	2,093	2,022	3,687	3,533
Total starts (excluding Norwood, MA campus) (2)	2,093	1,963	3,687	3,443
Average undergraduate full-time student enrollment	10,246	10,576	10,923	10,898
End of period undergraduate full-time student enrollment	7,373	10,208	7,373	10,208

(2) Starting with the third quarter fiscal 2019, UTI reports operating metrics, such as students starts, excluding its Norwood, MA campus. As previously reported on the Current Report on Form 8-K filed with the SEC on February 19, 2019, Norwood is no longer accepting new student applications and UTI expects it will fully close before the end of 2020. As such, the company believes it is appropriate to exclude its impact.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2020 second quarter ended March 31, 2020, on Thursday, May 7, 2020, at 1:30 p.m. PT (4:30 p.m. ET).

To participate in the live call, investors are invited to dial (412) 317-6790 or (844) 881-0138. A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for 90 days at https://investor.uti.edu or the telephone replay can be accessed through June 7, 2020, by dialing (412) 317-0088 or (877) 344-7529 and entering passcode 10142500.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations. Management defines adjusted operating income (loss) as income (loss) from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company's transformation initiative, severance expenses due to the CEO transition, startup costs related to the Bloomfield, NJ campus, and the teach out and closure of the Norwood, MA campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss), operating income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or net cash provided by (used in) operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-

recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include the following: the company’s belief that it is taking steps to address cost and working capital management; the company’s ability to complete curriculum with in-person labs; and the company’s focus on offering online curriculum to provide its students training for job skills that are in high demand; the company’s belief that it is taking steps to drive its next phase of growth; the company’s focus on offering curriculum to provide its students training for job skills that are in high demand; the company’s commitment to delivering the next phase of profitable growth and generating positive returns for all its stakeholders; the company’s expectation for year-over-year annual growth; the company’s expectation for normal seasonality; the company’s focus on continuing to fuel long-term growth and investing in opening at least two more welding programs that will drive incremental growth over the next two fiscal years; and the company’s expectations for new student start growth (excluding Norwood, MA), average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2020. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company, the adoption of new accounting standards including the new lease accounting guidance, and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Revenues	$82,717	$81,746	$169,951	$164,796
Operating expenses:
Educational services and facilities	42,909	45,822	85,785	91,557
Selling, general and administrative	40,307	41,504	80,411	86,024
Total operating expenses	83,216	87,326	166,196	177,581
(Loss) income from operations	(499)	(5,580)	3,755	(12,785)
Other (expense) income:
Interest income	347	392	683	795
Interest expense	(3)	(808)	(3)	(1,622)
Equity in earnings of unconsolidated affiliate	—	101	—	198
Other (expense) income, net	(507)	721	(329)	656
Total other (expense) income, net	(163)	406	351	27
(Loss) income before income taxes	(662)	(5,174)	4,106	(12,758)
Income tax benefit (expense)	10,804	(89)	10,720	(222)
Net income (loss)	$10,142	$(5,263)	$14,826	$(12,980)
Preferred stock dividends	1,309	1,295	2,632	2,618
Income (loss) available for distribution	$8,833	$(6,558)	$12,194	$(15,598)

Earnings per share:
Net income (loss) per share - basic	$0.18	$(0.26)	$0.25	$(0.61)
Net income (loss) per share - diluted	$0.18	$(0.26)	$0.25	$(0.61)

Weighted average number of shares outstanding:
Basic	28,379	25,412	27,013	25,366
Diluted	49,665	25,412	48,341	25,366

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2020	September 30, 2019
Assets
Cash and cash equivalents	$76,606	$65,442
Restricted cash	14,235	15,113
Held-to-maturity investments	41,510	—
Receivables, net	23,771	17,937
Notes receivable, current portion	5,105	5,227
Prepaid expenses	7,126	7,054
Other current assets	6,906	7,331
Total current assets	175,259	118,104
Property and equipment, net	74,024	104,126
Goodwill	8,222	8,222
Notes receivable, less current portion	29,322	29,852
Right-of-use assets for operating leases	136,784	—
Other assets	9,516	10,222
Total assets	$433,127	$270,526

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$49,121	$45,878
Deferred revenue	36,754	42,886
Accrued tool sets	2,942	2,586
Operating lease liability, current portion	25,453	—
Financing obligation, current portion	—	1,554
Other current liabilities	1,341	3,940
Total current liabilities	115,611	96,844
Deferred tax liabilities, net	674	329
Deferred rent liability	—	10,326
Financing obligation	—	39,161
Operating lease liability	124,873	—
Other liabilities	6,913	9,578
Total liabilities	248,071	156,238
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,687 and 32,499 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	140,086	187,493
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 and 6,865 shares	(365)	(97,388)
Retained deficit	(23,521)	(44,673)
Total shareholders’ equity	185,056	114,288
Total liabilities and shareholders’ equity	$433,127	$270,526

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$14,826	$(12,980)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,894	6,614
Amortization of assets subject to financing obligation	—	1,341
Amortization of right-of-use assets for operating leases	11,840	—
Bad debt expense	571	554
Stock-based compensation	1,006	1,312
Deferred income taxes	345	—
Equity in earnings of unconsolidated affiliate	—	(198)
Training equipment credits earned, net	419	473
Other losses, net	227	193
Changes in assets and liabilities:
Receivables	3,058	9,652
Prepaid expenses	(1,347)	(730)
Other assets	16	738
Notes receivable	652	743
Accounts payable and accrued expenses	4,784	(2,154)
Deferred revenue	(6,132)	(1,754)
Income tax (receivable) payable	(10,893)	342
Accrued tool sets and other current liabilities	11	644
Deferred rent liability	—	(1,738)
Lease liability	(12,734)	—
Other liabilities	(1,646)	(244)
Net cash provided by operating activities	10,897	2,808
Cash flows from investing activities:
Purchase of held-to-maturity securities	(41,562)	—
Purchase of property and equipment	(5,164)	(4,782)
Proceeds from disposal of property and equipment	32	8
Return of capital contribution from unconsolidated affiliate	142	133
Net cash used in investing activities	(46,552)	(4,641)
Cash flows from financing activities:
Proceeds from equity offering	49,137	—
Payment of preferred stock cash dividend	(2,632)	(2,618)
Payment of financing obligation and finance leases	(37)	(639)
Payment of payroll taxes on stock-based compensation through shares withheld	(527)	(125)
Net cash provided by (used in) financing activities	45,941	(3,382)
Change in cash, cash equivalents and restricted cash	10,286	(5,215)
Cash and cash equivalents, beginning of period	65,442	58,104
Restricted cash, beginning of period	15,113	14,055
Cash, cash equivalents and restricted cash, beginning of period	80,555	72,159
Cash and cash equivalents, end of period	76,606	52,925
Restricted cash, end of period	14,235	14,019
Cash, cash equivalents and restricted cash, end of period	$90,841	$66,944

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Net income (loss)	$10,142	$(5,263)	$14,826	$(12,980)
Interest income	(347)	(392)	(683)	(795)
Interest expense	3	808	3	1,622
Income tax expense	(10,804)	89	(10,720)	222
Depreciation and amortization	3,230	4,439	6,572	8,697
EBITDA	$2,224	$(319)	$9,998	$(3,234)
Non-recurring consulting fees for transformation initiative	—	—	—	4,224
Severance expense due to CEO transition	—	—	1,531	—
Net restructuring charge for Norwood campus exit	—	1,250	—	1,250
Norwood, MA campus EBITDA (2)	906	(112)	1,583	(121)
Adjusted EBITDA, non-GAAP	$3,130	$819	$13,112	$2,119

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2020	2019
Net cash provided by operating activities, as reported	$10,897	$2,808
Purchase of property and equipment	(5,164)	(4,782)
Non-recurring consulting fees paid for transformation initiative	—	3,950
Severance payment due to CEO transition	1,078	—
Cash (inflow) outflow associated with Norwood, MA campus operating activities (2)	(107)	1,046
Adjusted free cash flow, non-GAAP	$6,704	$3,022

Reconciliation of (Loss) Income from Operations to Adjusted Operating Income (Loss)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
(Loss) income from operations, as reported	$(499)	$(5,580)	$3,755	$(12,785)
Severance expense due to CEO transition	—	—	1,531	—
Non-recurring consulting fees for transformation initiative	—	—	—	4,224
Net restructuring charge for Norwood campus exit	—	1,250	—	1,250
Norwood, MA campus operating loss (2)	983	81	1,739	126
Adjusted operating income (loss), non-GAAP	$484	$(4,249)	$7,025	$(7,185)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Salaries expense	$32,455	$35,433	$67,208	$70,440
Employee benefits and tax	6,542	7,987	12,679	15,478
Bonus expense	3,147	2,247	7,521	5,077
Stock-based compensation	992	668	1,007	1,362
Total compensation and related costs	$43,136	$46,335	$88,415	$92,357

Occupancy expense, net of subleases	$10,097	$9,429	$20,405	$19,080
Advertising expense	11,564	11,348	21,017	21,931
Depreciation and amortization	3,230	4,439	6,572	8,697
Contract services expense	2,072	2,046	3,902	8,538